EXHIBIT 2

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


FOR VALUE RECEIVED of $900,000, the undersigned hereby sells, assigns and transfers unto Apple Suites, Inc., One Hundred (100) shares of the Common Stock of Apple Suites Management, Inc. standing in the undersigned's name on the books of said corporation as represented by Certificate No. 001 herewith and does hereby irrevocably constitute and appoint Martin B. Richards, attorney, to transfer said stock on the books of said corporation with full power of substitution in the premises.

Dated: January 1, 2001

                                          By:    /s/ Glade M. Knight
                                             ----------------------------
                                                   Glade M. Knight

In Presence of

By:    /s/ Martin B. Richards
   ------------------------------
         Martin B. Richards